                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our reports dated February 28, 2002, relating to the financial statements of Salomon Smith Barney Diversified 2000 Futures Fund L.P. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
April 29, 2002